Exhibit 99(c)

DNP SELECT INCOME FUND INC.
Section 19(a) Notice

Notification of Sources of Distribution

Distribution Period	November 2013

Distribution Amount Per Share of Common Stock	$0.065

The following table sets forth the estimated amounts of the current distribution, payable December 10, 2013, and the cumulative distributions paid this fiscal year to date from the following sources: net investment income; net realized short term capital gains; net realized long term capital gains; and return of capital or other capital source. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles, which may differ from federal income tax regulations.

	Current Distribution ($)	% Breakdown of the Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date ($)	% Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date
Net Investment Income	0.051	78%	0.051	78%
Net Realized Long Term Capital Gains	0.000	0%	0.000	0%
Return of Capital or Other Capital Source	0.014	22%	0.014	22%
Total (per common share)	0.065	100%	0.065	100%

Average annual total return* (in relation to NAV) for the 5 years ended on November 30, 2013	17.5%
Annualized current distribution rate expressed as a percentage of NAV as of November 30, 2013	8.9%
Cumulative total return (in relation to NAV) for the fiscal year through November 30, 2013	-2.1%
Cumulative fiscal year distributions as a percentage of NAV as of November 30, 2013	0.7%

You should not necessarily draw any conclusions about the Fund's investment performance from the amount of this distribution.

The Fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund's investment performance and should not be confused with "yield" or "income."

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund's investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

* Simple arithmetic average of each of the past five annual returns.

DNP SELECT INCOME FUND INC.
Section 19(a) Notice

Notification of Sources of Distribution

Distribution Period	December 2013

Distribution Amount Per Share of Common Stock	$0.065

The following table sets forth the estimated amounts of the current distribution, payable January 10, 2014, and the cumulative distributions paid this fiscal year to date from the following sources: net investment income; net realized short term capital gains; net realized long term capital gains; and return of capital or other capital source. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles, which may differ from federal income tax regulations.

	Current Distribution ($)	% Breakdown of the Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date ($)	% Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date
Net Investment Income	0.044	68%	0.073	56%
Net Realized Long Term Capital Gains	0.009	14%	0.000	0%
Return of Capital or Other Capital Source	0.012	18%	0.057	44%
Total (per common share)	0.065	100%	0.130	100%

Average annual total return* (in relation to NAV) for the 5 years ended on December 31, 2013	17.6%
Annualized current distribution rate expressed as a percentage of NAV as of December 31, 2013	8.8%
Cumulative total return (in relation to NAV) for the fiscal year through December 31, 2013	-0.1%
Cumulative fiscal year distributions as a percentage of NAV as of December 31, 2013	1.5%

You should not necessarily draw any conclusions about the Fund's investment performance from the amount of this distribution.

The Fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund's investment performance and should not be confused with "yield" or "income."

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund's investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

* Simple arithmetic average of each of the past five annual returns.

DNP SELECT INCOME FUND INC.
Section 19(a) Notice

Notification of Sources of Distribution

Distribution Period	January 2014

Distribution Amount Per Share of Common Stock	$0.065

The following table sets forth the estimated amounts of the current distribution, payable February 10, 2014, and the cumulative distributions paid this fiscal year to date from the following sources: net investment income; net realized short term capital gains; net realized long term capital gains; and return of capital or other capital source. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles, which may differ from federal income tax regulations.

	Current Distribution ($)	% Breakdown of the Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date ($)	% Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date
Net Investment Income	0.020	30%	0.092	47%
Net Realized Long Term Capital Gains	0.045	70%	0.035	18%
Return of Capital or Other Capital Source	0.000	0%	0.068	35%
Total (per common share)	0.065	100%	0.195	100%

Average annual total return* (in relation to NAV) for the 5 years ended on January 31, 2014	18.5%
Annualized current distribution rate expressed as a percentage of NAV as of January 31, 2014	8.7%
Cumulative total return (in relation to NAV) for the fiscal year through January 31, 2014	1.6%
Cumulative fiscal year distributions as a percentage of NAV as of January 31, 2014	2.2%

You should not necessarily draw any conclusions about the Fund's investment performance from the amount of this distribution.

The Fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund's investment performance and should not be confused with "yield" or "income."

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund's investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

* Simple arithmetic average of each of the past five annual returns.

DNP SELECT INCOME FUND INC.
Section 19(a) Notice

Notification of Sources of Distribution

Distribution Period	February 2014

Distribution Amount Per Share of Common Stock	$0.065

The following table sets forth the estimated amounts of the current distribution, payable March 10, 2014, and the cumulative distributions paid this fiscal year to date from the following sources: net investment income; net realized short term capital gains; net realized long term capital gains; and return of capital or other capital source. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles, which may differ from federal income tax regulations.

	Current Distribution ($)	% Breakdown of the Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date ($)	% Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date
Net Investment Income	0.065	100%	0.166	64%
Net Realized Long Term Capital Gains	0.000	0%	0.094	36%
Return of Capital or Other Capital Source	0.000	0%	0.000	0%
Total (per common share)	0.065	100%	0.260	100%

Average annual total return* (in relation to NAV) for the 5 years ended on February 28, 2014	22.5%
Annualized current distribution rate expressed as a percentage of NAV as of February 28, 2014	8.5%
Cumulative total return (in relation to NAV) for the fiscal year through February 28, 2014	5.3%
Cumulative fiscal year distributions as a percentage of NAV as of February 28, 2014	2.8%

You should not necessarily draw any conclusions about the Fund's investment performance from the amount of this distribution.

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund's investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

* Simple arithmetic average of each of the past five annual returns.

DNP SELECT INCOME FUND INC.
Section 19(a) Notice

Notification of Sources of Distribution

Distribution Period	March 2014

Distribution Amount Per Share of Common Stock	$0.065

The following table sets forth the estimated amounts of the current distribution, payable April 10, 2014, and the cumulative distributions paid this fiscal year to date from the following sources: net investment income; net realized short term capital gains; net realized long term capital gains; and return of capital or other capital source. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles, which may differ from federal income tax regulations.

	Current Distribution ($)	% Breakdown of the Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date ($)	% Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date
Net Investment Income	0.033	51%	0.202	62%
Net Realized Long Term Capital Gains	0.001	2%	0.120	37%
Return of Capital or Other Capital Source	0.031	47%	0.003	1%
Total (per common share)	0.065	100%	0.325	100%

Average annual total return* (in relation to NAV) for the 5 years ended on March 31, 2014	22.4%
Annualized current distribution rate expressed as a percentage of NAV as of March 31, 2014	8.3%
Cumulative total return (in relation to NAV) for the fiscal year through March 31, 2014	8.4%
Cumulative fiscal year distributions as a percentage of NAV as of March 31, 2014	3.5%

You should not necessarily draw any conclusions about the Fund's investment performance from the amount of this distribution.

The Fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund's investment performance and should not be confused with "yield" or "income."

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund's investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

* Simple arithmetic average of each of the past five annual returns.

DNP SELECT INCOME FUND INC.
Section 19(a) Notice

Notification of Sources of Distribution

Distribution Period	April 2014

Distribution Amount Per Share of Common Stock	$0.065

The following table sets forth the estimated amounts of the current distribution, payable May 12, 2014, and the cumulative distributions paid this fiscal year to date from the following sources: net investment income; net realized short term capital gains; net realized long term capital gains; and return of capital or other capital source. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles, which may differ from federal income tax regulations.

	Current Distribution ($)	% Breakdown of the Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date ($)	% Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date
Net Investment Income	0.017	26%	0.218	56%
Net Realized Long Term Capital Gains	0.020	31%	0.140	36%
Return of Capital or Other Capital Source	0.028	43%	0.032	8%
Total (per common share)	0.065	100%	0.390	100%

Average annual total return* (in relation to NAV) for the 5 years ended on April 30, 2014	23.1%
Annualized current distribution rate expressed as a percentage of NAV as of April 30, 2014	8.0%
Cumulative total return (in relation to NAV) for the fiscal year through April 30, 2014	13.4%
Cumulative fiscal year distributions as a percentage of NAV as of April 30, 2014	4.0%

You should not necessarily draw any conclusions about the Fund's investment performance from the amount of this distribution.

The Fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund's investment performance and should not be confused with "yield" or "income."

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund's investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

* Simple arithmetic average of each of the past five annual returns.